                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                              AMENDMENT NO. 1 TO

                                   FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                     THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported):  July 17, 1998


                         ENGINEERING ANIMATION, INC.
            (Exact name of registrant as specified in its charter)


           DELAWARE                                             42-1323712
(State or other jurisdiction of         000-27670            (I.R.S. Employer
incorporation or organization)   (Commission File Number)   Identification No.)


                            2321 North Loop Drive
                              Ames, Iowa  50010
             (Address of principal executive offices) (Zip Code)


     Registrant's telephone number, including area code:  (515) 296-9908

                                    None
       --------------------------------------------------------------
       (Former name or former address, if changed since last report.)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

Acquisition of Sense8 Corporation

        On June 17, 1998, Engineering Animation, Inc. (the "Company") completed the acquisition of Sense8 Corporation ("Sense8"), a privately held developer and distributor of interactive, real-time 3D and virtual reality tools and applications. The Company acquired Sense8 pursuant to a merger of Sense8 with and into the Company (the "Merger"). In connection with the acquisition, the Company issued common stock, $0.01 per share par value ("Common Stock") to Sense8 shareholders with a value of approximately $7,000,000, based on the stock price of $42.61725 per share, as provided in the Amended and Restated Agreement and Plan of Merger ("the "Merger Agreement") among the Company, Sense8 and EAICA, Inc., a wholly owned subsidiary of the Company. The Company also assumed approximately $1,300,000 in liabilities of Sense8. The shareholders of Sense8 received approximately 0.084655 of a share of Common Stock for each share of Sense8 common stock, 0.244215 of a share of Common Stock for each share of Sense8 Series A Preferred Stock and 0.499041 of a share of Common
Stock for each share of Sense8 Series B Preferred Stock held at the consummation of the transaction. Each outstanding option or warrant to acquire common stock of Sense8 automatically converted into an option or warrant to acquire the same number of shares of Common Stock as the shares underlying such Sense8 option or warrant would have been exchangeable for had such Sense8 option or warrant been exercised in full immediately prior to the consummation of the acquisition. The acquisition of Sense8 by the Company will be treated as a purchase for accounting and financial reporting purposes.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a) Index to Financial Statements and Exhibits.

    (i)  Unaudited Pro Forma Consolidated Condensed Combined Financial
           Statements

         Introduction                                                       F-1

         Unaudited Pro Forma Combined Balance Sheet at March 31, 1998       F-2

         Unaudited Pro Forma Combined Statement of Operations For the
           Quarter Ended March 31, 1998                                     F-3

         Unaudited Pro Forma Combined Statement of Operations For the
           Year Ended December 31, 1997                                     F-4

         Notes to Unaudited Pro Forma Consolidated Condensed Combined
           Financial Statements                                             F-5

    (ii) Sense8, Inc. Financial Statements

         Report of Independent Accountants                                  F-6

         Consolidated Balance Sheet at December 31, 1996 and 1997, and
           Unaudited Consolidated Balance Sheet at March 31, 1998           F-7

         Consolidated Statement of Operations -- Years ended
           December 31, 1996 and 1997, and Unaudited Consolidated
           Statement of Operations -- Quarter Ended March 31, 1998          F-8

         Consolidated Statement of Shareholders' Equity
           (Deficit)-- Years ended December 31, 1996 and 1997, and
           Unaudited Consolidated Statement of Shareholders' Equity
           (Deficit) -- Quarter ended March 31, 1998                        F-9

         Consolidated Statements of Cash Flows -- Years ended
           December 31, 1996 and 1997, and Unaudited Consolidated
           Statement of Cash Flows -- Quarter ended March 31, 1998          F-10

         Notes to Consolidated Financial Statements                         F-11

    (b)  Exhibits.


         The exhibits listed in the accompanying Exhibit Index are filed as part of this Current Report on Form 8-K.


    UNAUDITED PRO FORMA CONSOLIDATED CONDENSED COMBINED FINANCIAL STATEMENTS

     The following unaudited pro forma consolidated condensed combined financial statements between EAI and Sense8 combined, assume the Merger is accounted for as a purchase. The unaudited pro forma condensed combined financial statements are based upon the respective historical consolidated financial statements and notes thereto of the companies.

                  UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                MARCH 31, 1998
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                              HISTORICAL         PRO FORMA      PRO FORMA
                                                                        ---------------------
                                                                           EAI         SENSE8   ADJUSTMENTS      COMBINED
                                                                       ------------------------------------    -----------
ASSETS
Current assets:
 Cash and cash equivalents                                             $  17,351     $    75                   $  17,426
 Short-term investments                                                   20,877                                  20,877
 Accounts receivable, net:
  Billed                                                                  13,741         225                      13,966
  Unbilled                                                                 8,337          73                       8,410
 Deferred income taxes                                                       701                                     701
 Prepaid expenses and other assets                                         1,612          70                       1,682
                                                                       ------------------------------------    -----------
Total current assets                                                      62,619         443          -           63,062

Property and equipment, net                                               12,934         278                      13,212

Other assets:
 Restricted Cash                                                             138                                     138
 Note receivable                                                           1,408                                   1,408
 Software development costs, net                                           1,355                                   1,355
 Deferred income taxes                                                                              750 (6)          750
 Goodwill, net                                                             1,136                    975 (3)        2,111
 Other                                                                       338                                     338
                                                                       ------------------------------------    -----------
Total assets                                                           $  79,928     $   721    $ 1,725        $  82,374
                                                                       ====================================    ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable                                                      $   3,608     $ 1,173                       4,781
 Accrued compensation and other accrued expenses                           2,888         579                       3,467
 Accrued estimated transaction costs                                                            $ 1,300 (2)        1,300
 Deferred revenue                                                          2,433          75                       2,508
 Current portion long-term debt and lease obligations                        155         424       (284)(7)          295
                                                                       ------------------------------------    -----------
Total current liabilities                                                  9,084       2,251      1,016           12,351

Long-term debt and lease obligations due after one year                    1,417         133                       1,550
Deferred income taxes                                                        455                                     455

Stockholders' equity                                                      68,972      (1,663)       280 (8)       68,018
                                                                                                 (8,786)(4)
                                                                                                  1,663 (5)
                                                                                                  7,552 (1)

                                                                       ------------------------------------    -----------
Total liabilities and stockholders' equity                             $  79,928     $   721    $ 1,725        $  82,374
                                                                       ====================================    ===========

                             UNAUDITED PRO FORMA
                      COMBINED STATEMENT OF OPERATIONS
                    FOR THE QUARTER ENDED MARCH 31, 1998
                  (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                             HISTORICAL         PRO FORMA          PRO FORMA
                                                                        -------------------
                                                                            EAI      SENSE8    ADJUSTMENTS          COMBINED
                                                                        ----------------------------------         ---------
Software Products                                                       $ 10,232    $  614                         $ 10,846
Interactive Products                                                       5,564                                      5,564
                                                                        ----------------------------------         ---------
    Net revenues                                                          15,796       614               -           16,410

Cost of revenues                                                           4,333       238                            4,571
                                                                        ----------------------------------         ---------
    Gross profit                                                          11,463       376               -           11,839

Operating expenses:
  Sales and marketing                                                      4,478       245                            4,723
  General and administrative                                               1,666       725              49 (3)        2,440
  Research and development                                                 2,347       208                            2,555
  Acquisition costs                                                        4,249         -           8,786 (4)       13,035
                                                                        ----------------------------------         ---------
    Total operating expenses                                              12,740     1,178           8,835           22,753
                                                                        ----------------------------------         ---------
    Operating income (loss)                                               (1,277)     (802)         (8,835)         (10,914)

Other income (expense)                                                       555      (144)                             411
                                                                        ----------------------------------         ---------
    Income (loss) before income taxes                                       (722)     (946)         (8,835)         (10,503)

Income tax expense                                                          (274)        -                             (274)

                                                                        ----------------------------------         ---------
    Net Income (Loss)                                                   $   (448)   $ (946)    $    (8,835)        $(10,229)
                                                                        ==================================         =========
Earnings (loss) per share of common stock - basic and diluted           $  (0.05)                                  $  (1.02)
                                                                        =========                                  =========
Weighted average shares outstanding                                        9,881                                     10,058
                                                                        =========                                  =========

                             UNAUDITED PRO FORMA
                       COMBINED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1997
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                          HISTORICAL
                                                    --------------------    PRO FORMA        PRO FORMA
                                                       EAI        SENSE8   ADJUSTMENTS       COMBINED
                                                    ---------   --------   --------------   ----------
Software Products..............................     $30,728     $ 3,988     $ (115) (9)     $  34,601
Interactive Products...........................      18,989                                    18,989
                                                    ---------   --------   --------------   ----------
    Net revenues...............................      49,717       3,988       (115)            53,590
Cost of revenues...............................      13,332       1,095         (3) (9)        14,424
                                                    ---------   --------   --------------   ----------
    Gross profit...............................      36,385       2,893       (112)            39,166
Operating expenses:
  Sales and marketing..........................      15,406       1,911                        17,317
  General and administrative...................       5,478       1,366        195 (10)         7,039
  Research and development.....................       7,068       1,118        (65) (9)         8,121
  Acquisition costs............................       8,831           0      8,786  (4)        17,617
                                                    ---------   --------   --------------   ----------
    Total operating expenses...................      36,783       4,395      8,916             50,094
                                                    ---------   --------   --------------   ----------
    Operating income (loss)....................        (398)     (1,502)    (9,028)           (10,928)
Other income (expense).........................       1,522        (185)                        1,337
                                                    ---------   --------   --------------   ----------
    Income (loss) before income taxes..........       1,124      (1,687)    (9,028)            (9,591)
Income tax expense.............................       2,772           -                         2,772
                                                    ---------   --------   --------------   ----------
Net income (loss) before minority interest.....      (1,648)     (1,687)    (9,028)           (12,363)
Minority Interest..............................         (49)          -                           (49)
                                                    ---------   --------   --------------   ----------
    Net Income (Loss)..........................     $(1,697)    $(1,687)    (9,028)         $ (12,412)
                                                    =========   ========   ==============   ==========
Earnings (loss) per share of common stock -
 basic and diluted.............................     $ (0.19)                                $   (1.39)
                                                    =========                               ==========
Weighted average shares outstanding............       8,770                                     8,947
                                                    =========                               ==========


Notes to Unaudited Pro Forma Consolidated Condensed Combined Financial Statements

(1)  Represents the assumed issuance of 177,210 shares of EAI's common stock related
     to the Sense8 acqusition.                                                                              $  7,552
                                                                                                            ========

(2)  Represents estimated acquistion expenses.                                                                 1,300
                                                                                                            ========

(3)  Reflects EAI's estimate of the remaining excess purchase price over the fair value of the net assets acquired after considering the write off of in-process technology. The $975 of goodwill
     is being amortized over a five year period.  The quarterly amortization is $49.                             975
                                                                                                            ========

(4)  Reflects the preliminary estimate of the in-process technology write off.                                 8,786
                                                                                                            ========
(5)  Elimination of Sense8's historical equity in accordance with the purchase method
     of accounting.                                                                                            1,663
                                                                                                            ========

(6)  Represents the reversal of the valuation allowance that had been established to offset
     the net deferred tax asset of Sense8.                                                                       750
                                                                                                            ========

(7)  Represents a $100 write up of the convertible debt to its fair value netted against the
     assumed conversion of $384 of the convertible debt.                                                         284
                                                                                                            ========

(8)  Reflects the value of the Sense8 options converted into EAI equivalent options.                             280
                                                                                                            ========

(9)  To eliminate revenue recognized in a software license sale from Sense8 to EAI during 1997 of
     $115 and the resulting amortization expense of $3 and research and development expense of $65.

(10) Reflects EAI's estimate of the amortization of the remaining excess purchase price over the fair value of the net assets acquired after considering the write off of in-process technology.
     The $975 of goodwill is being amortized over a five year period. The annual amortization is
     $195.                                                                                                  $    195
                                                                                                            ========

                       REPORT OF INDEPENDENT ACCOUNTANTS

     In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, of shareholders' equity (deficit) and of cash flows present fairly, in all material respects, the financial position of Sense8 Corporation and its subsidiary at December 31, 1997 and 1996, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles. These consolidated financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

     The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has incurred recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. As described in Note 1, the Company has entered into a definitive agreement dated April 11, 1998, to be acquired by Engineering Animation, Inc. Consummation of the proposed acquisition is subject to certain conditions of closing.

                                                            PRICE WATERHOUSE LLP
                                                            San Jose, California
                                                                  April 20, 1998

                               SENSE8 CORPORATION

                           CONSOLIDATED BALANCE SHEET


                                                                       DECEMBER 31,               MARCH 31,
                                                                --------------------------       -----------
                                                                   1996           1997              1998
                                                                -----------    -----------       -----------
                                                                                                 (UNAUDITED)
ASSETS
Current Assets:
  Cash and cash equivalents.................................    $   167,000    $    57,000       $   75,000
  Accounts receivable, less allowance for doubtful accounts
     of $61,000, $125,000 and $136,000......................      1,096,000        294,000          298,000
  Inventories...............................................         31,000         36,000           43,000
  Other current assets......................................        180,000         32,000           27,000
                                                                -----------    -----------       ----------
     Total current assets...................................      1,474,000        419,000          443,000
Property and equipment, net.................................        533,000        312,000          278,000
Other assets................................................         26,000            -                -
                                                                -----------    -----------       ----------
                                                                $ 2,033,000    $   731,000       $  721,000
                                                                ===========    ===========       ==========
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current Liabilities:
  Notes payable, current....................................    $       -      $    40,000       $   40,000
  Convertible notes payable to related parties, current.....            -              -             84,000
  Convertible notes payable, current........................            -              -            300,000
  Accounts payable..........................................        692,000        727,000        1,173,000
  Accrued expenses..........................................        389,000        421,000          579,000
  Deferred revenues.........................................        398,000         98,000           75,000
                                                                -----------    -----------       ----------
     Total current liabilities..............................      1,479,000      1,286,000        2,251,000
Notes payable, noncurrent...................................            -          143,000          133,000
Convertible notes payable to related parties................            -           62,000                -
Convertible notes payable...................................            -          222,000                -
                                                                -----------    -----------       ----------
                                                                  1,479,000      1,713,000        2,384,000
                                                                -----------    -----------       ----------
Commitments and Contingencies (Note 7)
Shareholders' Equity (Deficit):
  Preferred Stock, $0.001 par value; 5,000,000 shares
     authorized; designated as follows:
     Series A Convertible Preferred Stock, $0.001 par value;
       350,585 shares authorized; 88,235, 88,235 and 308,929
       shares issued and outstanding, respectively..........        600,000        600,000        2,049,000
     Series B Convertible Preferred Stock, $0.001 par value;
       146,326 authorized; 70,782, 70,782, and 0 shares
       issued and outstanding, respectively.................      1,199,000      1,199,000              -
  Common stock, $0.001 par value; 10,000,000 shares
     authorized; 890,000, 957,210 and 964,943 shares issued
     and outstanding, respectively..........................         51,000         97,000          112,000
  Warrants outstanding......................................            -          120,000          120,000
  Treasury stock, 136,250, 143,583 and 143,583 shares,
     respectively, held at cost.............................       (100,000)      (123,000)        (123,000)
  Shareholder notes receivable..............................         (8,000)           -                -
  Accumulated deficit.......................................     (1,188,000)    (2,875,000)      (3,821,000)
                                                                -----------    -----------       ----------
     Total shareholders' equity (deficit)...................        554,000       (982,000)      (1,663,000)
                                                                -----------    -----------       ----------
                                                                $ 2,033,000    $   731,000       $  721,000
                                                                ===========    ===========       ==========

                               SENSE8 CORPORATION

                      CONSOLIDATED STATEMENT OF OPERATIONS


                                                                 YEAR ENDED DECEMBER 31,         QUARTER ENDED MARCH 31,
                                                                --------------------------      ------------------------
                                                                   1996           1997              1997          1998
                                                                -----------    -----------      ----------    ----------
                                                                                                       (Unaudited)
Net revenues:
  Software licenses.........................................    $ 4,346,000    $ 2,501,000      $  754,000    $  477,000
  Consulting and support services...........................      1,293,000      1,229,000         303,000       128,000
  Products sales............................................      1,332,000        258,000          43,000         9,000
                                                                -----------    -----------      ----------    ----------
                                                                  6,971,000      3,988,000       1,100,000       614,000
                                                                -----------    -----------      ----------    ----------
Cost of net revenues:
  Software licenses.........................................        109,000         70,000           7,000        14,000
  Consulting and support services...........................        924,000        861,000         189,000       217,000
  Product sales.............................................      1,014,000        164,000          35,000         7,000
                                                                -----------    -----------      ----------    ----------
                                                                  2,047,000      1,095,000         231,000       238,000
                                                                -----------    -----------      ----------    ----------
Gross profit................................................      4,924,000      2,893,000         869,000       376,000
                                                                -----------    -----------      ----------    ----------
Operating expenses:
  Sales and marketing.......................................      3,134,000      1,911,000         566,000       245,000
  Research and development..................................      1,531,000      1,118,000         341,000       208,000
  General and administrative................................      1,564,000      1,366,000         335,000       725,000
                                                                -----------    -----------      ----------    ----------
                                                                  6,229,000      4,395,000       1,242,000     1,178,000
                                                                -----------    -----------      ----------    ----------
Loss from operations........................................     (1,305,000)    (1,502,000)       (373,000)     (802,000)
Interest expense............................................        (28,000)      (161,000)        (17,000)     (144,000)
Other income (expense), net.................................        (24,000)       (24,000)              -             -
                                                                -----------    -----------      ----------    ----------
Loss before income taxes....................................     (1,357,000)    (1,687,000)       (390,000)     (946,000)
Income tax benefit..........................................         64,000              -               -             -
                                                                -----------    -----------      ----------    ----------
Net loss....................................................    $(1,293,000)   $(1,687,000)     $ (390,000)   $ (946,000)
                                                                ===========    ===========      ==========    ==========

                               SENSE8 CORPORATION

            CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIT)


                                       SERIES A
                                      CONVERTIBLE      SERIES B CONVERTIBLE
                                    PREFERRED STOCK       PREFERRED STOCK       COMMON STOCK                      TREASURY STOCK
                                   ------------------  ---------------------  -----------------    WARRANTS     -------------------
                                   SHARES     AMOUNT   SHARES      AMOUNT     SHARES    AMOUNT    OUTSTANDING   SHARES     AMOUNT
                                   ------    --------  -------   -----------  -------   -------   -----------   -------   ---------
BALANCES AT DECEMBER 31, 1995...   88,235  $  600,000      --   $        --   885,000   $41,000    $     --     136,250   $(100,000)
  Exercise of stock options.....       --          --      --            --     5,000    10,000          --          --          --
  Payment on shareholder
    notes.......................       --          --      --            --        --        --          --          --          --
  Issuance of Series B Preferred
    Stock, net of issuance
    costs.......................       --          --  70,782     1,199,000        --        --          --          --          --
  Net loss......................       --          --      --            --        --        --          --          --          --
                                   ------  ----------  ------   -----------   -------   -------    --------     -------   ---------
BALANCES AT DECEMBER 31, 1996...   88,235     600,000  70,782     1,199,000   890,000    51,000          --     136,250    (100,000)
  Exercise of stock options.....       --          --      --            --    67,210    46,000          --          --          --
  Repurchase of shares..........       --          --      --            --        --        --          --       7,333     (23,000)
  Payment on shareholder
    notes.......................       --          --      --            --        --        --          --          --          --
  Warrants issued with
    convertible notes payable...       --          --      --            --        --        --     120,000          --          --
  Net loss......................       --          --      --            --        --        --          --          --          --
                                   ------  ----------  ------   -----------   -------   -------    --------     -------   ---------
BALANCES AT DECEMBER 31, 1997...   88,235  $  600,000  70,872   $ 1,199,000   957,210   $97,000    $120,000     143,583   $(123,000)
  Exercise of stock options.....                                                7,733   $15,000
  Series A Preferred Stock
    issued in exchange for
    Series B Preferred Stock....  183,825  $1,199,000 (70,872)  $(1,199,000)
  Series A Preferred Stock issued
    in exchange for conversion of
    convertible promissory note.   18,487  $  125,000
  Issuance of Series A Preferred
    Stock, net of issuance costs   18,382  $  125,000
  Net loss
                                  -------  ---------- -------   -----------   -------   -------    --------     -------   ---------
BALANCES AT MARCH 31, 1998        308,929   2,049,000     -             -     964,943   112,000     120,000     143,583    (123,000)
                                  =======  ========== =======   ===========   =======   =======    ========     =======   =========
(Unaudited)


                                                               RETAINED        TOTAL
                                               SHAREHOLDER     EARNINGS     SHAREHOLDERS
                                                  NOTES      (ACCUMULATED      EQUITY
                                               RECEIVABLE      DEFICIT)      (DEFICIT)
                                               -----------   ------------   ------------
BALANCES AT DECEMBER 31, 1995...                $(13,000)    $   105,000    $   633,000
  Exercise of stock options.....                      --              --         10,000
  Payment on shareholder
    notes.......................                   5,000              --          5,000
  Issuance of Series B Preferred
    Stock, net of issuance
    costs.......................                      --              --      1,199,000
  Net loss......................                      --      (1,293,000)    (1,293,000)
                                                --------     -----------    -----------
BALANCES AT DECEMBER 31, 1996...                  (8,000)     (1,188,000)       554,000
  Exercise of stock options.....                      --              --         46,000
  Repurchase of shares..........                      --              --        (23,000)
  Payment on shareholder
    notes.......................                   8,000              --          8,000
  Warrants issued with
    convertible notes payable...                      --              --        120,000
  Net loss......................                      --      (1,687,000)    (1,687,000)
                                                --------     -----------    -----------
BALANCES AT DECEMBER 31, 1997                   $     --     $(2,875,000)   $  (982,000)
 Exercise of stock options                                                  $    15,000
 Series A Preferred Stock issued
     in exchange for Series B
     Preferred Stock                                                        $        --
 Series A Preferred Stock issued
     in exchange for conversion of
     convertible promissory note                                            $   125,000
 Issuance of Series A Preferred
     Stock, net of issuance costs                                           $   125,000
 Net loss                                                    $  (946,000)   $  (946,000)
                                                --------     -----------    ------------
BALANCES AT MARCH 31, 1998                            --      (3,821,000)    (1,663,000)
                                                ========     ===========    ============
(Unaudited)


                               SENSE8 CORPORATION

                      CONSOLIDATED STATEMENT OF CASH FLOWS


                                                                 YEAR ENDED DECEMBER 31,       QUARTER ENDED MARCH 31,
                                                                --------------------------    ------------------------
                                                                   1996           1997          1997           1998
                                                                -----------    -----------    --------      ----------
                                                                                                    (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss..................................................    $(1,293,000)   $(1,687,000)   $(390,000)    $(946,000)
     Adjustments to reconcile net loss to net cash used in
       operating activities:
       Depreciation and amortization........................        141,000        252,000       56,000       138,000
       Provision for uncollectible accounts receivable......          7,000         64,000       15,000        11,000
       Changes in assets and liabilities:
          Accounts receivable...............................       (210,000)       738,000      379,000       (15,000)
          Inventories.......................................         47,000         (5,000)      (2,000)       (7,000)
          Other current assets..............................         11,000        148,000      (10,000)        5,000
          Other assets......................................        (11,000)        26,000          -             -
          Accounts payable..................................        153,000         35,000      (64,000)      446,000
          Accrued expenses..................................        184,000         32,000      (12,000)      158,000
          Deferred revenues.................................        228,000       (300,000)    (169,000)      (23,000)
          Customer advances.................................        (28,000)           -            -             -
                                                                -----------    -----------    ---------     ----------
       Net cash used in operating activities................       (771,000)      (697,000)    (197,000)     (233,000)
                                                                -----------    -----------    ---------     ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Property and equipment purchases..........................       (371,000)       (63,000)      (3,000)       (4,000)
  Property and equipment sales..............................            -           52,000          -             -
                                                                -----------    -----------    ---------     ----------
       Net cash used in investing activities................       (371,000)       (11,000)      (3,000)       (4,000)
                                                                -----------    -----------    ---------     ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of convertible notes...............            -          384,000          -             -
  Proceeds from notes payable...............................            -          200,000       87,000       125,000
  Repayment of notes payable................................            -          (17,000)         -         (10,000)
  Proceeds from preferred stock issuance, net of issuance
     costs..................................................      1,199,000            -            -         125,000
  Proceeds from common stock issuance.......................         10,000         46,000          -          15,000
  Proceeds from shareholder notes receivable................          5,000          8,000          -             -
  Treasury stock purchases..................................            -          (23,000)         -             -
                                                                -----------    -----------    ---------     ----------
       Net cash provided by financing activities............      1,214,000        598,000       87,000       255,000
                                                                -----------    -----------    ---------     ----------
Net increase (decrease) in cash and cash equivalents........         72,000       (110,000)    (113,000)       18,000
Cash and cash equivalents at beginning of year..............         95,000        167,000      167,000        57,000
                                                                -----------    -----------    ---------     ----------
Cash and cash equivalents at end of year....................    $   167,000    $    57,000    $  54,000     $  75,000
                                                                ===========    ===========    =========     ==========
SUPPLEMENTAL CASH FLOW INFORMATION:
  Cash paid for interest....................................    $     8,000    $     8,000    $   6,000     $  33,000
                                                                ===========    ===========    =========     ==========
  Cash paid for income taxes................................            -      $     7,000    $     -       $     -
                                                                ===========    ===========    =========     ==========
NON-CASH FINANCING ACTIVITIES:
  Warrants issued with convertible notes payable............    $       -      $   120,000    $     -       $     -
                                                                ===========    ===========    =========     ==========
Series A Preferred Stock issued in exchange for conversion
  of convertible promissory note                                $       -      $       -      $     -       $ 125,000
                                                                ===========    ===========    =========     ==========

                             Sense 8 Corporation
                  Notes to Consolidated Financial Statements

              (Unaudited with respect to March 31, 1998 and the three-month periods ended March 31, 1997 and 1998)


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -- THE COMPANY AND SIGNIFICANT MATTERS:

     Sense8 Corporation (the "Company") was incorporated in California in 1990 and designs and markets software development tools for the creation of virtual reality applications. The Company's products are distributed in the United States by the Company and internationally through a network of independent distributors and value-added resellers, primarily located in Europe.

     During 1996, the Company formed Sense8 SA (the "Subsidiary") to distribute the Company's products and to establish a market presence throughout Europe. The Subsidiary was incorporated in Switzerland and is wholly-owned by the Company. During 1997, the Company closed Sense8 SA and returned the management of European distribution to the United States.

     The Company has incurred recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. However, on April 11, 1998, the Company entered into a definitive agreement dated April 11, 1998 to be acquired by Engineering Animation, Inc. (EAI). In connection therewith, the Company and EAI entered into an interim management agreement which provides for joint management of the Company through consummation of the acquisition. EAI has provided working capital to the Company since the date of the definitive agreement.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

PRINCIPLES OF CONSOLIDATION

     The accompanying consolidated financial statements include the accounts of Sense8 Corporation and its wholly-owned subsidiary. All intercompany accounts and transactions have been eliminated in consolidation.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH EQUIVALENTS

     The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. Cash equivalents consist principally of bank deposits and money-market accounts that are stated at cost, which approximates fair value.

REVENUE RECOGNITION

     Revenues from software license fees and product sales are recognized upon product shipment and fulfillment of acceptance terms, if applicable, provided that no significant obligations exist and collection of the resulting receivable is probable. Revenues from software support contracts are recognized ratably over the course of the support term. Revenues from consulting services are recognized using the percentage of completion method. Revenues from training services are recognized as such services are performed.

CONCENTRATIONS OF CREDIT RISK

     Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and cash equivalents and trade accounts receivable, which are generally not collateralized. The Company limits its exposure to credit loss by placing its cash and cash equivalents with high credit quality financial institutions. Concentrations of credit risk with respect to trade accounts receivable are considered to be limited due to the quality of customers comprising the customer base and their dispersion across different businesses and geographic markets. The Company performs on-going credit evaluations of its customers' financial condition to determine the need for an allowance for doubtful accounts. The aggregate accounts receivable from one customer represented 19 percent and 10 percent of total accounts receivable at December 31, 1996 and 1997, respectively.


SALES TO SIGNIFICANT CUSTOMERS


      During the year ended December 31, 1996, sales to two customers represented 21 percent and 15 percent of net revenues, respectively. During the year ended December 31, 1997, sales to one customer represented 12 percent of net revenues.


INVENTORIES

     Inventories are stated at the lower of cost, determined on a first-in first-out (FIFO) basis, or market value and comprise primarily hardware products purchased for re-sale.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is provided on the straight-line basis over the estimated useful lives of the assets, which range from two to seven years. Amortization of leasehold improvements is computed using the straight-line method over the shorter of the remaining lease term or the estimated useful life of the related asset, typically three years.

STOCK-BASED COMPENSATION

     The Company accounts for stock-based employee compensation arrangements in accordance with provisions of APB No. 25, "Accounting for Stock Issued to Employees," and complies with the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation."

FOREIGN CURRENCY TRANSLATION


     The Company had a subsidiary in Switzerland through October 1997. The functional currency of this entity was the local currency. Accordingly, all assets and liabilities of these entities are translated at the current exchange rate in effect at the balance sheet date and revenues and expenses are translated at the average exchange rates in effect during the reporting period. During the years ended December 31, 1996 and 1997, foreign currency transaction and translation gains and losses were immaterial.


RESEARCH AND DEVELOPMENT

     Costs incurred in the research and development of new products and enhancements to existing products are charged to expense as incurred until the technological feasibility of the product or enhancement has been established. After establishing technological feasibility, any additional development costs incurred through the date the product is available for general release would be capitalized and amortized over the greater of the estimated product life or on a ratio of current product revenues to total projected product revenues. No costs have been capitalized to date as the impact on the financial statements for all periods presented is immaterial.

INCOME TAXES

     Income taxes are accounted for using an asset and liability approach which requires the recognition of taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in the Company's financial statements or tax returns. The measurement of current and deferred tax liabilities and assets are based on provisions of the enacted tax law;

the effects of future changes in tax laws or rates are not anticipated. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Company's financial instruments, including cash equivalents, accounts receivable, accounts payable and notes payable, have carrying amounts which approximate fair value due to the relatively short maturity of these instruments.


INTERIM FINANCIAL INFORMATION (UNAUDITED)

     The accompanying interim consolidated financial statements as of March 31, 1998 and for the three months ended March 31, 1997 and 1998 are unaudited. The unaudited interim financial statements have been prepared on the same basis as the annual financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the results of the Company's operations and its cash flows for the three months ended March 31, 1997 and 1998. The financial data and other information disclosed in these notes to consolidated financial statements related to these periods are unaudited. The results for the three months ended March 31, 1998, are not necessarily indicative of the results expected for the year ending December 31, 1998.


RECENT ACCOUNTING PRONOUNCEMENTS

     In June 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130"). This statement will be effective for the Company's year ending December 31, 1998. The statement establishes presentation and disclosure requirements for reporting comprehensive income. Comprehensive income includes charges or credits to equity that are not the result of transactions with shareholders. The Company expects there will be no material impact on its consolidated financial position or results of operations as a result of the adoption of this new accounting standards.

     In June 1997, the FASB issued Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131"). This statement will be effective for the Company's year ending December 31, 1998. The statement requires the Company to report certain financial information about operating segments. It also requires that the Company report certain information about its services, the geographic areas in which it operates and its major customers. The method specified in SFAS 131 for determining what information to report is referred to as the "management approach." The management approach is based on the way that management organizes the segments within the enterprise for making operating decisions and assessing performance. The adoption of SFAS 131 is not expected to have a significant impact on segment disclosures of the Company.

     In October 1997, the AICPA issued SoP 97-2, "Software Revenue Recognition," which provides guidance on applying generally accepted accounting principles in recognizing revenue on software transactions. SoP 97-2 is effective for transactions entered into in fiscal years beginning after December 15, 1997. Earlier application is encouraged as of the beginning of fiscal years or interim periods for which financial statements or information have not been issued. Retroactive application of the provisions of this SoP is prohibited. The Company has assessed the provisions of the SoP 97-2 and does not expect that adoption will have a material impact on its consolidated financial statements.

NOTE 3 -- BALANCE SHEET ITEMS:

     Property and equipment, net:


                                                                    DECEMBER 31,
                                                               ----------------------
                                                                 1996         1997
                                                               ---------    ---------
Computer equipment.........................................    $ 429,000    $ 439,000
Furniture and fixtures.....................................      155,000      133,000
Purchased internal-use software............................      133,000      145,000
Leasehold improvements.....................................      105,000       96,000
                                                               ---------    ---------
                                                                 822,000      813,000
Less: Accumulated depreciation and amortization............     (289,000)    (501,000)
                                                               ---------    ---------
                                                               $ 533,000    $ 312,000
                                                               =========    =========

                                                                    DECEMBER 31,
                                                               ----------------------
                                                                 1996         1997
                                                               ---------    ---------
Accrued expenses:
  Compensation and related benefits........................    $ 293,000    $ 290,000
  Interest.................................................           --       27,000
  Other....................................................       96,000      104,000
                                                               ---------    ---------
                                                               $ 389,000    $ 421,000
                                                               =========    =========


NOTE 4 -- RELATED PARTY TRANSACTIONS:


     During the years ended December 31, 1996 and 1997, the Company purchased hardware inventory at estimated market prices from a shareholder totaling $59,000 and $7,000, respectively.

     See Note 5 for other related party transactions.

NOTE 5 -- NOTES PAYABLE:

     In June 1997, the Company issued convertible promissory notes payable to two customers totaling $300,000 and two shareholders totaling $84,000 which bear interest at 12% per annum payable quarterly. The notes are convertible at the option of the holder into shares of Series B Convertible Preferred Stock at an initial price of $17 per share. Principal and unpaid interest on the notes are due in June 2000, but shall be immediately due and payable upon either the sale by the Company of equity securities for gross proceeds totaling $2,000,000 or more or upon sale of substantially all of the Company's capital stock. See Notes 1 and 10. In connection with the promissory notes, the Company issued warrants to purchase Series B Convertible Preferred Stock. See Note 8.

     In July 1997, the Company borrowed $200,000 from a leasing company. The loan is secured by certain equipment purchased by the Company. Principal and interest payments are payable monthly through April 2001. The annual interest rate is 17.43 percent. At December 31, 1997, the outstanding balance was $183,000.

     Principal payments on notes payable at December 31, 1997 are as follows:

YEAR ENDING DECEMBER 31,
------------------------
1998........................................................           $  40,000
1999........................................................              48,000
2000........................................................             441,000
2001........................................................              38,000
                                                                       ---------
                                                                         567,000
Less: unamortized discount related to warrants..............            (100,000)
                                                                       ---------
                                                                       $ 467,000
                                                                       =========

NOTE 6  --  INCOME TAXES:

     No provision for income taxes was recorded in 1997 as the Company incurred a net loss. The income tax benefit recorded in 1996 represents the recovery of previously paid taxes by carrying back the 1996 net loss.

     Deferred tax assets consist of the following:


                                                                    DECEMBER 31,
                                                               ----------------------
                                                                 1996         1997
                                                               ---------    ---------
Net operating loss carryforwards and credits...............    $ 510,000    $ 648,000
Allowance for doubtful accounts............................       10,000       49,000
Accrued expenses and others................................       30,000       55,000
                                                               ---------    ---------
Deferred tax assets........................................      550,000      752,000
Valuation allowance........................................     (550,000)    (752,000)
                                                               ---------    ---------
                                                               $      --    $      --
                                                               =========    =========


     Management believes that, based on a number of factors, it is more likely than not that the deferred tax assets will not be recovered, therefore a full valuation reserve has been recorded.

     At December 31, 1997, the Company had federal and state net operating loss carryforwards of approximately $1,400,000 and $925,000 respectively, which are available to reduce future taxable income. Such carryforwards expire in various amounts through 2012. The income tax benefit from the utilization of net operating loss carryforwards may be limited in certain circumstances including, but not limited to cumulative stock ownership changes of more than 50 percent over a three-year period. See Note 1 regarding the acquisition.

NOTE 7  --  COMMITMENTS AND CONTINGENCIES:

OPERATING LEASES


     The Company leases office space and equipment under noncancelable operating leases, which expire through March 2001. The accompanying consolidated financial statements reflect rent expense on a straight-line basis over the terms of the respective lease agreements. Total rent expense under noncancelable operating leases was $405,000 and $379,000 for the years ended December 31, 1996 and 1997, respectively.

     Future minimum lease payments under noncancelable operating leases are as follows:

YEAR ENDING DECEMBER 31,
------------------------
1998........................................................    $367,000
1999........................................................      29,000
2000........................................................      21,000
2001........................................................       7,000
                                                                --------
                                                                $424,000
                                                                ========

LEGAL PROCEEDINGS

     The Company is subject to various claims and litigation arising in the normal course of business. It is the opinion of management that losses, if any, will not have a material effect on the Company's consolidated financial position, results of operations or cash flows.

NOTE 8 -- SHAREHOLDERS' EQUITY:

     The Company's Articles of Incorporation designate and authorize 10,000,000 shares of $0.001 par value Common Stock and 5,000,000 shares of $0.001 par value Preferred Stock. The authorized preferred stock has been designated as follows:

                                                                 SHARES
                                                                ---------
Series A Convertible Preferred Stock ("Series A")...........       96,360
Series B Convertible Preferred Stock ("Series B")...........      146,326
Undesignated................................................    4,757,314
                                                                ---------
                                                                5,000,000
                                                                =========

     The holders of Preferred Stock have certain rights and preferences with respect to conversion, voting, dividends and liquidation as follows:

CONVERSION

     Each share of Preferred Stock is convertible at the option of the holder at any time into Common Stock at the initial conversion rate of one share of Common Stock for each share of Preferred Stock. The initial conversion rate of each series of Preferred Stock is subject to adjustment as provided in the Articles of Incorporation. Each share of Preferred Stock shall automatically be converted into shares of Common Stock at the then effective conversion rate upon the Company's sale of its common stock in an underwritten public offering pursuant to a registration statement under the Securities Act of 1933.

VOTING

     Each holder of Series A and Series B Preferred Stock is entitled to the number of votes equal to the number of shares of Common Stock into which the shares of Preferred Stock could be converted.

DIVIDENDS

     Holders of Series A and Series B Preferred Stock are entitled to a dividend, when and if declared by the Board of Directors, at the fixed rate of $0.68 and $1.77, respectively, per share per annum, prior and in preference to any distribution on the Common Stock. Such dividends are not cumulative.

LIQUIDATION

     In the event of any liquidation, dissolution or winding up of the Company, the holders of the Series A and Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution to the holders of the Common Stock, the amount of $6.80 and $17.66, respectively, per share, plus an amount equal to all declared but unpaid dividends on such shares. The remaining assets, if any, shall be distributed among the holders of Preferred Stock and Common Stock pro rata based on the number of shares of Common Stock held by each, determined on an as-converted basis. If the Company's funds are insufficient to permit the full payment of such preferential amounts, funds shall be distributed ratably among the holders of Series A and Series B Preferred Stock in proportion to the respective liquidation preference of each series.

WARRANTS

     In October 1995, the Company issued warrants to purchase 4,000 shares of Series A Convertible Preferred Stock in connection with a working capital line of credit agreement. The warrant has an exercise price of $6.80 per share and expires in October 2000. At the date of grant, the value of the warrants was not material to the financial statements. At the election of the holder, the Company shall purchase the warrants for cash upon the closing of any acquisition in an amount equal to the fair market value of the shares, assuming exercise, less the exercise price of the warrant.

     In May 1996, the Company issued warrants to purchase 4,125 shares of Series A Convertible Preferred Stock in connection with a working capital line of credit agreement. The warrant has an exercise price of $6.80 per share and expires in May 2001. At the date of grant, the value of the warrants was not material to the financial statements. At the election of the holder, the Company shall purchase the warrants for cash upon the closing of any acquisition in an amount equal to the fair market value of the shares, assuming exercise, less the exercise price of the warrant.

     In June 1997, the Company issued warrants to purchase 22,590 shares of Series B Convertible Preferred Stock in connection with issuance of convertible notes payable. The warrants have an exercise price of $17.00 per share and expire in June 2002. At the date of the grant, the warrants had a value of approximately $120,000 which is being amortized as interest expense over the term of the related debt.

     In July 1997, the Company issued warrants to purchase 5,000 shares of Common Stock in connection with a Note Payable. The warrant has an exercise price of $0.01 per share and expires in July 2007. At the date of grant, the value of the warrants was not material to the financial statements.

NOTE 9 -- EMPLOYEE BENEFITS:

STOCK OPTIONS

     The 1997 Stock Option Plan (the "Plan") provides for the grant of incentive stock options and nonqualified stock options for the purchase of up to an aggregate of 300,853 shares of the Company's common stock by officers, employees, consultants and directors of the Company. The Plan amends the 1993 Stock Option Plan (the "1993 Plan") and includes all grants and activity under the 1993 Plan, as well as other nonqualified stock option grants approved by the Board of Directors. The Board of Directors is responsible for administration of the Plan. The Board of Directors determines the term of each option, option exercise price, number of shares for which each option is granted and the rate at which each option is exercisable. Options generally vest ratably over four years. The Company may not grant an employee incentive stock options with a fair value in excess of $100,000 that is first exercisable during any one calendar year.

     Incentive stock options may be granted to employees at an exercise per share of not less than the fair value per common share on the date of the grant (not less than 110% of the fair value in the case of holders of more than 10% of the Company's voting stock). Nonqualified stock options may be granted to any officer, employee, director or consultant at an exercise price per share (not less than 85% of the fair value), as determined by the Company's Board of Directors.

     Options granted under the Plan generally expire 10 years from the date of the grant (five years for incentive stock options granted to holders of more than 10% of the Company's voting stock).

     During the years ended December 31, 1996 and 1997, respectively, no compensation costs were recognized in connection with option grants. Had compensation cost for the Company's Option Plan and separate approval by the Board of Directors been determined based on the fair value at the grant dates, as prescribed in SFAS 123, the Company's net income (loss) would have been as follows:


                                                             YEAR ENDED DECEMBER 31,
                                                            --------------------------
                                                               1996           1997
                                                            -----------    -----------
Net income (loss):
  As reported...........................................    $(1,293,000)   $(1,687,000)
  Pro forma.............................................    $(1,294,000)   $(1,722,000)

     Under SFAS 123, the fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 1996 and 1997.



                                                                1996    1997
                                                                ----    ----
Expected lives, in years....................................       5       5
Dividend yield..............................................    0.0%    0.0%
Risk-free rate of interest..................................    6.4%    6.4%
Stock price volatility......................................    0.0%    0.0%


     Activity under the Plan is as follows:


                                                  1996                          1997
                                       --------------------------    --------------------------
                                                 WEIGHTED-AVERAGE              WEIGHTED-AVERAGE
                                       SHARES     EXERCISE PRICE     SHARES     EXERCISE PRICE
                                       -------   ----------------    -------   ----------------
Outstanding at beginning of
  year...........................      170,077        $0.46          210,057        $1.14
Granted..........................      104,673         2.95           93,200         3.25
Exercised........................       (5,000)        2.00          (67,214)        2.70
Canceled.........................      (59,693)        2.00          (98,704)        1.08
                                       -------                       -------
Outstanding at end of year.......      210,057         1.14          137,339         1.85
                                       =======                       =======
Options exercisable at year
  end............................      113,214                        67,214
                                       =======                       =======
Weighted-average fair value of
  options granted during the
  year...........................                     $0.82                         $0.89
                                                      =====                         =====


     The following table summarizes information about stock options outstanding at December 31, 1997:

                                             OPTIONS OUTSTANDING                       OPTIONS EXERCISABLE
                              -------------------------------------------------   ------------------------------
                                            WEIGHTED-AVERAGE
                                SHARES         REMAINING       WEIGHTED-AVERAGE     SHARES      WEIGHTED-AVERAGE
 RANGE OF EXERCISE PRICES     OUTSTANDING   CONTRACTUAL LIFE    EXERCISE PRICE    EXERCISABLE    EXERCISE PRICE
 ------------------------     -----------   ----------------   ----------------   -----------   ----------------
$0.25.....................       60,000        5.2 years            $0.25            54,282          $0.25
$2.00-$3.25...............       77,339        9.2                   3.10            12,932           2.70
                                -------                                             -------
                                137,339        7.5                   1.85            67,214           0.72
                                =======                                             =======

     Because additional option grants are expected to be made each year, the above pro forma disclosures are not representative of pro forma effects of reported net income (loss) for future years.

401(K) PLAN


     During the year ended December 31, 1996, the Company established a defined contribution 401(k) Plan for substantially all of its employees. Under the 401(k) Plan, employees may contribute up to 20 percent of their gross wages. The Company will, at its discretion, match a percentage of the employee contribution. For the years ended December 31, 1996 and 1997, the Company elected to not contribute a Company match to the 401(k) Plan.


NOTE 10 -- SUBSEQUENT EVENTS:

PREFERRED STOCK TRANSACTIONS

     On March 27, 1998, the Company entered into an agreement to sell 220,694 shares of Series A Preferred Stock at a purchase price of $6.80 per share, payable as follows: (i) 18,487 shares of Series A Preferred Stock were issued in exchange for conversion of the convertible promissory note in the principal amount of $125,000, (ii) 18,382 shares of Series A Preferred Stock were issued in exchange for $125,000 payable in cash, (iii) 183,825 shares of Series A Preferred Stock were issued in exchange for the previously issued 70,782 shares of Series B Preferred Stock. In connection with this transaction, the holder agreed to amend the terms of its Series B Note and warrant agreement dated June 26, 1997 to reduce the conversion price of each of the Series B Note and Series B warrant from $17.00 to $6.80 per share and change the underlying securities of each of the Series B Note and Series B warrant from Series B Preferred Stock to Series A Preferred Stock.

ACQUISITION


     On June 17, 1998, Engineering Animation, Inc. completed the acquisition of the Company.

                                  SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            ENGINEERING ANIMATION, INC.



Date: July 31, 1998                         By: /s/ Jamie A. Wade
                                               --------------------------------
                                               Jamie A. Wade
                                               Vice President of Administration
                                                 and General Counsel

                         ENGINEERING ANIMATION, INC.

             EXHIBIT INDEX TO AMENDMENT NO. 1 TO FORM 8-K REPORT



Exhibit    Description
-------    -----------
 2.1       Amended and Restated Agreement and Plan of Merger among the Company,
           EAICA, Inc. and Sense8 Corporation.*

 3.4       Certificate of Merger of Sense8 Corporation into Engineering
           Animation, Inc.

23.1       Consent of PricewaterhouseCoopers LLP



------------------
* The schedules and exhibits to these documents are not being filed herewith. The registrant agrees to furnish supplementally a copy of any such schedule or exhibit to the Securities and Exchange Commission upon request.